PROSPECTUS DATED DECEMBER 17, 1998                     PRICING SUPPLEMENT NO. 7
PROSPECTUS SUPPLEMENT                                     DATED MARCH 2, 2001 TO
DATED AUGUST 15, 2000                   REGISTRATION STATEMENT NO. 333-68283 AND
                                         REGISTRATION STATEMENT NO. 333-68283-01
                                                                  RULE 424(b)(3)

                               AMB PROPERTY, L.P.

                                MEDIUM-TERM NOTE
                                  (FIXED rate)
--------------------------------------------------------------------------------

PRINCIPAL AMOUNT:  $50,000,000

PRICE TO PUBLIC:  100%

AGENT'S DISCOUNT OR COMMISSION:  0.625% ($312,500)

NET PROCEEDS TO US:  99.375% ($49,687,500)

INTEREST RATE:  7.00%

MATURITY DATE:  March 7, 2011

ORIGINAL ISSUE DATE:  March 7, 2001

TRADE DATE:  March 2, 2001

EXCHANGE RATE AGENT:

     [X]  State Street Bank and Trust Company of California, N.A.
     [ ]  Other

INTEREST PAYMENT DATES:  March 15 and September 15, commencing
September 15, 2001

REGULAR RECORD DATES:  February 28 and August 31, commencing August 31, 2001

SPECIFIED CURRENCY:
     [X]  United States Dollars
     [ ]  EURO
     [ ]  Composite Currency:
     [ ]  Other:                        Principal Financial Center:

AUTHORIZED DENOMINATION:
     [X]  $1,000 or integral multiples thereof
     [ ]  Other

REDEMPTION:
     [X]  The Note cannot be redeemed prior to maturity
     [ ] The Note may be redeemed at the option of the Operating Partnership prior to maturity
              Redemption Commencement Date:
              Initial Redemption Percentage:
              Annual Redemption Percentage Reduction:

     REPAYMENT:
     [X]  The Note cannot be repaid prior to maturity
     [ ] The Note may be repaid prior to maturity at the option of the Holder of the Note

          Optional Repayment Date(s):
          Repayment Price:

DISCOUNT NOTES:     [ ]  Yes      [X]  No
     Issue Price:
     Total Amount of OID:
     Yield to Maturity:
     Initial Accrual Period:

FORM:     [X] Book-Entry     [ ]  Certificated

AGENT:
     [ ]  Morgan Stanley Dean Witter
     [ ]  Banc of America Securities LLC
     [ ]  Banc One Capital Markets, Inc.
     [ ]  Chase Securities Inc.
     [ ]  Merrill Lynch & Co.
     [ ]  J.P. Morgan Securities Inc.
     [ ]  Salomon Smith Barney
     [X]  First Union Securities, Inc.

AGENT'S CAPACITY:     [ ]  Agent     [X]  Principal

ADDENDUM ATTACHED:    [ ]  Yes       [X]  No

OTHER/ADDITIONAL PROVISIONS: The notes will initially be limited to $50,000,000 in aggregate principal amount. We may create and issue additional notes with the same terms as the notes issued hereunder so that the additional notes will be combined with this initial issuance of notes.



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